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         ALLIANCE WORLD DOLLAR GOVERNMENT FUND II, INC.

                      ARTICLES OF AMENDMENT


         ALLIANCE WORLD DOLLAR GOVERNMENT FUND II, INC., a

Maryland corporation having its principal office in the City of

Baltimore (the "Corporation"), certifies that:



         FIRST:    Article SEVENTH, Section (4), Paragraph

         (c)(ii) of the Articles of Incorporation is hereby

         amended to read in its entirety as follows:

                        "(ii) The issuance of any securities of
              the Corporation to any Principal Shareholder for cash except upon (1) reinvestment of dividends pursuant to a dividend reinvestment plan of the Corporation or (2) issuance of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation."

         SECOND:   The amendment to the Articles of Incorporation

         of the Corporation as hereinabove set forth was duly

         approved by the sole Director.  No stock entitled to

         vote on the matter was outstanding or subscribed for at

         the time of approval.

              The Chairman of the Corporation who signed these

         Articles of Amendment acknowledges these Articles of

         Amendment to be the corporate act of the Corporation and

         states that to the best of his knowledge, information

         and belief the matters and facts set forth herein with

         respect to the authorization and approval hereof are




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         true in all material respects and that this statement is

         made under the penalties of perjury.

              IN WITNESS WHEREOF, ALLIANCE WORLD DOLLAR

         GOVERNMENT FUND II, INC. has caused these Articles of

         Amendment to be signed in its name and on its behalf by

         its Chairman, and attested by its Secretary, on the

         9th day of June, 1993.





ATTEST:                      ALLIANCE WORLD DOLLAR
                               GOVERNMENT FUND II, INC.

/s/ Edmund P. Bergan, Jr.    By:  /s/ David Dievler
--------------------------   ----------------------------
  Edmund P. Bergan, Jr.             David H. Dievler
  Secretary                         Chairman




























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